Exhibit 4.1
JOHNSON & JOHNSON
COMPANY ORDER
Pursuant to the authorization of the Board of Directors of Johnson & Johnson, a New Jersey corporation (the “Company”), in resolutions adopted on February 15, 2011, the undersigned, being duly authorized, hereby approve the issuance of one or more Notes of the Company, with the terms and provisions as described below, pursuant to and further subject to an Indenture dated as of September 15, 1987, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as supplemented by the First Supplemental Indenture dated as of September 1, 1990.

TITLE:	3 month LIBOR 2 Year FRN due May 15, 2013 (the “FRN 2 Year Notes”)

3 month LIBOR 3 Year FRN due May 15, 2014 (the “FRN 3 Year Notes”)

1.20% Notes due May 15, 2014 (the “1.20% Notes”)

2.15% Notes due May 15, 2016 (the “2.15% Notes”)

3.55% Notes due May 15, 2021(the “3.55% Notes”)

4.85% Notes due May 15, 2041 (the “4.85% Notes” and collectively with the FRN 2 Year Notes, the FRN 3 Year Notes, the 1.20% Notes, the 2.15% Notes, and the 3.55% notes, the “Notes”)

PRINCIPAL AMOUNT:	$500 million of the FRN 2 Year Notes

$600 million of the FRN 3 Year Notes

$1,000 million of the 1.20% Notes

$900 million of the 2.15% Notes

$450 million of the 3.55%Notes

$300 million of the 4.85% Notes

FLOATING INTEREST RATE: NOTES	3 month LIBOR per quarter on the FRN 2 Year Notes

3 month LIBOR + 9 BPs per quarter on the FRN 3 Year Notes

in each case payable quarterly on August 15, November 15, February 15 and May 15 of each year, commencing August 15, 2011, to the holders of record at the close of business on August 1, November 1, February 1 and May 1 next preceding such interest payment dates.

FIXED INTEREST RATE: NOTES	1.20% per annum on the 1.20% Notes

2.15% per annum on the 2.15% Notes

3.55% per annum on the 3.55% Notes

4.85% per annum on the 4.85% Notes,

in each case payable semiannually on November 15 and May 15 of each year, commencing November 15, 2011, to the holders of record at the close of business on November 1 and May 1 next preceding such interest payment dates.

MATURITY DATE:	May 15, 2013 for the FRN 2 Year Notes

May 15, 2014 for the FRN 3 Year Notes

May 15, 2014 for the 1.20% Notes

May 15, 2016 for the 2.15% Notes

May 15, 2021 for the 3.55% Notes

May 15, 2041 for the 4.85% Notes

OFFERING PRICE:	FRN 2 Year Notes: 100% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

FRN 3 Year Notes: 100% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

1.20% Notes: 99.883% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

2.15% Notes: 99.695% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

3.55% Notes: 99.038% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

4.85% Notes: 99.344% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

PLAN OF DISTRIBUTION:	A public offering underwritten by J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated; RBS Securities Inc., Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; BNP Paribas Securities Corp.; Mitsubishi UFJ Securities (USA), Inc.; HSBC Securities (USA) Inc.; The Williams Capital Group, L.P.; Santander Investment Securities, Inc., Banco Bilbao Vizcaya Argentaria S.A.; and RBC Capital Markets, LLC.

UNDERWRITING DISCOUNT:	0.175% of the principal amount for the FRN 2 Year Notes

0.250% of the principal amount for the FRN 3 Year Notes

0.250% of the principal amount for the 1.20% Notes

0.350% of the principal amount for the 2.15% Notes

0.450% of the principal amount for the 3.55% Notes

0.875% of the principal amount for the 4.85% Notes

FLOATING NOTE OPTIONAL REDEMPTION:	None

FIXED NOTE OPTIONAL REDEMPTION:	Yes, as set forth in the forms of the Notes

MANDATORY REDEMPTION:	None

LISTING:	None

PLACE AND MANNER OF PAYMENT:	The principal of and interest on the Notes will be payable as set forth in the forms of the Notes.

DENOMINATIONS:	Minimum denomination of $2,000 and additional increments of $1,000

EVENTS OF DEFAULT:	As set forth in the forms of the Notes

CURRENCY:	Payable in U.S. dollars

SECURITY:	The Notes will be issued in the form of Global Securities, which will be deposited with, or on behalf of, the Depositary.

DEPOSITARY:	The Depository Trust Company, New York.
[Signature Page to Follow]

/s/ Dominic J. Caruso
Name:	Dominic J. Caruso
Title:	Vice President, Finance and Chief Financial Officer

/s/ Russell C. Deyo
Name:	Russell C. Deyo
Title:	Vice President, General Counsel

/s/ John A. Papa
Name:	John A. Papa
Title:	Treasurer

Effective Date: May 17, 2011

JOHNSON & JOHNSON
COMPANY ORDER
Pursuant to the authorization of the Board of Directors of Johnson & Johnson, a New Jersey corporation (the “Company”), in resolutions adopted on February 15, 2011, the undersigned, being duly authorized, hereby approve the issuance of one or more Notes of the Company, with the terms and provisions as described below, pursuant to and further subject to an Indenture dated as of September 15, 1987, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as supplemented by the First Supplemental Indenture dated as of September 1, 1990.
This additional Company Order is required because (i) the aggregate principal amount of FRN 3 Year Notes that was offered on May 17, 2011 has been increased from $600,000,000 to $750,000,000 and (ii) the Company has determined to offer an aggregate amount of $500,000,000 of its 0.70% Fixed Rate Notes due May 15, 2013.

TITLE:	3 month LIBOR 3 Year FRN due May 15, 2014 (the “FRN 3 Year Notes”)

0.70% Notes due May 15, 2013 (the “0.70% Notes”)

(the FRN 3 Year Notes and the 0.70% Notes, the “Notes”)

PRINCIPAL AMOUNT:	$750 million of the FRN 3 Year Notes

$500 million of the 0.70% Notes

FLOATING INTEREST RATE: NOTES	3 month LIBOR + 9 BPs per quarter on the FRN 3 Year Notes payable quarterly on August 15, November 15, February 15 and May 15 of each year, commencing August 15, 2011, to the holders of record at the close of business on August 1, November 1, February 1 and May 1 next preceding such interest payment dates.

FIXED INTEREST RATE: NOTES	0.70% per annum on the 0.70% Notes in each case payable semi-annually on November 15 and May 15 of each year, commencing November 15, 2011, to the holders of record at the close of business on November 1 and May 1 next preceding such interest payment dates.

MATURITY DATE:	May 15, 2014 for the FRN 3 Year Notes

May 15, 2013 for the 0.70% Notes

OFFERING PRICE:	FRN 3 Year Notes: 100% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

0.70% Notes: 99.902% of the principal amount plus accrued interest, if any, from May 20, 2011 to the date of closing

PLAN OF DISTRIBUTION:	A public offering underwritten by J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated; RBS Securities Inc., Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; BNP Paribas Securities Corp.; Mitsubishi UFJ Securities (USA), Inc.; HSBC Securities (USA) Inc.; The Williams Capital Group, L.P.; Santander Investment Securities, Inc., Banco Bilbao Vizcaya Argentaria S.A.; and RBC Capital Markets, LLC.

UNDERWRITING DISCOUNT:	0.250% of the principal amount for the FRN 3 Year Notes

0.175% of the principal amount for the 0.70% Notes

FLOATING NOTE OPTIONAL REDEMPTION:	None

FIXED NOTE OPTIONAL REDEMPTION:	None

MANDATORY REDEMPTION:	None

LISTING:	None

PLACE AND MANNER OF PAYMENT:	The principal of and interest on the Notes will be payable as set forth in the forms of the Notes.

DENOMINATIONS:	Minimum denomination of $2,000 and additional increments of $1,000

EVENTS OF DEFAULT:	As set forth in the forms of the Notes

CURRENCY:	Payable in U.S. dollars

SECURITY:	The Notes will be issued in the form of Global Securities, which will be deposited with, or on behalf of, the Depositary.

DEPOSITARY:	The Depository Trust Company, New York.
[Signature Page to Follow]

/s/ Dominic J. Caruso
Name:	Dominic J. Caruso
Title:	Vice President, Finance and Chief Financial Officer

/s/ Russell C. Deyo
Name:	Russell C. Deyo
Title:	Vice President, General Counsel

/s/ John A. Papa
Name:	John A. Papa
Title:	Treasurer

Effective Date: May 18, 2011